UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2022

INNOVATIVE DESIGNS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51791	03-0465528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 cherry St, Pittsburgh, PA.	15223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 813.517.8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Registrant as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Registrant ☐

If an emerging growth Registrant, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 4.01 Change in Registrant’s Certifying Accountant

Background: On March 2, 2021, the Registrant was informed that RW Group, LLC (“RW Group”) was transitioning its practice into Isdaner & Company, LLC (“Isdaner”) and was therefore resigning. On March 2,2022, the Registrant’s Board of Directors unanimously approved the engagement of Isdaner to serve as the Registrant’s independent registered public accounting firm to audit the Registrant’s financial statements for the fiscal year ending October 31, 2022. The appointment was effective March 2, 2022.

On November 28, 2022, the Registrant was informed the RW Group was demerging from Isdaner. On November 28, 2022, the Registrant’s Board of Directors terminated its relationship with Isdaner and reappointed RW Group to serve as the Registrant’s independent registered accounting firm to audit the Registrant’s financial statements for the fiscal year ended October 31, 2022.

Isdaner did not issue any audit report on the Registrant’s financial statements for any period.

The Registrant provided Isdaner with a copy of this Form 8-K Report prior to its filing with the U.S. Securities and Exchange Commission (the “Commission”) and requested Isdaner to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein in response to Item304 (a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Isdaner’s letter dated November 28 2022, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 16.01 Letter from Isdaner & Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Innovative Designs, Inc.
DATE: November 28, 2022
	By:	/s/ Joseph Riccelli
Joseph Riccelli, Chief Executive Officer

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